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                                 EXHIBIT 11.1
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                                                                    EXHIBIT 11.1




                  THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
              STATEMENT OF COMPUTATION OF NET EARNINGS PER SHARE
     FOR THE INTERIM PERIODS ENDED OCTOBER 28, 1995 AND NOVEMBER 2, 1996

                                                          Three Months Ended
                                                          ------------------

                                                         1995            1996
                                                         ----            ----
Shares outstanding - beginning of period              19,084,000      20,909,000

Shares issued during period - weighted average:
     Public offerings                                  1,489,000               -
     Options exercised                                     2,000               -

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)         359,000         254,000
                                                    ------------      ----------

Weighted average number of common and common
     equivalent shares                                20,934,000      21,163,000
                                                      ==========      ==========

Net earnings applicable to common stock               $3,046,000      $3,744,000
                                                      ==========      ==========

Primary and fully diluted earnings per share         $       .15      $      .18
                                                     ===========      ==========


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
                                                          Nine Months Ended
                                                          -----------------
                                                         1995            1996
                                                         ----            ----
Shares outstanding - beginning of period              18,986,000      20,820,000

Shares issued during period - weighted average:
     Public offerings                                    496,000              -
     Options exercised                                    56,000          61,000
     Contribution to Employee Stock Plan                  25,000          17,000

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)         314,000         298,000
                                                      ----------     -----------

Weighted average number of common and common
     equivalent shares                                19,877,000      21,196,000
                                                      ==========     ===========

Net earnings applicable to common stock               $8,023,000     $10,862,000
                                                      ==========     ===========

Primary and fully diluted earnings per share          $      .40     $       .51
                                                      ==========     ===========